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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common Stock of Toreador Resources Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of March 26, 2002.


                                            /s/ G. THOMAS GRAVES III
                                            -------------------------------
                                            G. THOMAS GRAVES III


                                            /s/  WILLIAM I. LEE
                                            -------------------------------
                                            WILLIAM I. LEE


                                            WILCO PROPERTIES, INC.


                                            By: /s/ WILLIAM I. LEE
                                               ----------------------------
                                            Name:   William I. Lee
                                            Title:  Chief Executive Officer


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